Exhibit 6.4

MANAGING BROKER-DEALER AGREEMENT

This Managing Broker-Dealer Agreement (this “Agreement”) is entered into between PowerLink Digital Partners I, Inc. (the “Sponsor” or “Issuer”), and Alexander Capital, L.P. (“ACLP”, also referred to herein as the “Company”), a Delaware Limited Partnership, effective August 13, 2026 (the “Effective Date”) regarding the sale of specific securities by the Sponsor or its affiliated issuers (each an “Offering”) for which ACLP provides services as set forth herein (the “Services”).

1. Appointment of ACLP.

1.1 On the basis of the representations, warranties, and covenants contained herein, but subject to the terms and conditions set forth herein, ACLP is hereby appointed as the exclusive managing dealer and agrees to perform the Services for Offerings under an executed Deal Sheet, which is incorporated into this Agreement by reference. Each mutually executed Deal Sheet sets forth the specific scope of Services for an Offering under this Agreement. ACLP is authorized to engage (i) registered investment advisers (“Federal RIAs”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (ii) investment advisers registered under state law (“State RIAs” and collectively with Federal RIAs, “RIAs”); (iii) family offices; or (iv) a bank trust department acting on behalf of trust accounts over which it serves in a fiduciary capacity, and not required to register under the Advisers Act or state investment adviser laws (a “Bank” and collectively with the RIAs and family offices, “Participating RIAs”) and (b) other broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in good standing (“Participating Dealers” together with Participating RIAs, the “Selling Group Members”) to solicit purchasers of the Sponsor’s securities, in each case, through the distribution channels and at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Offering Materials, and ACLP hereby accepts such engagement and agrees to use its best efforts to engage Selling Group Members to offer the securities in the Sponsor’s private offering.

1.2 No sale of an Offering will be effective unless and until accepted by the Sponsor. The Sponsor reserves the right, in its sole discretion, to accept or reject any purchase agreement for an Offering (the “Investment Agreement”) in whole or in part for a period of 30 days after receipt of the Investment Agreement. Any proposed purchase of an Offering not accepted within 30 days of receipt will be deemed rejected. The performance of Services will commence on the date specified on the Deal Sheet and will continue until this Agreement is terminated.

1.3 Subject to the performance by the Sponsor of all its obligations and the completeness and accuracy of all the Sponsor’s representations and warranties in this Agreement, ACLP accepts such agency and agrees to use its best efforts during the Offering Period to find qualified investors for the Sponsor’s Offering on the terms and conditions set forth in this Agreement.

2. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Company and its Selling Group Members that:

2.1 The Sponsor is duly organized and is validly existing in the state of incorporation or formation referenced on the Deal Sheet, has all requisite power and authority to enter into this Agreement, and has all requisite power and authority to conduct its business. No defaults exist in the due performance or observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Sponsor is a party or by which it is bound.

2.2 Subject to Section 3.4, the Offering Materials do not include, nor will they include at any time during the term, any untrue statement of a material fact nor do they nor will they omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall be entitled to rely upon the accuracy and completeness of the information set forth in the Offering Materials, and shall have no obligation, nor shall it have any responsibility, to independently verify the accuracy or completeness of such information other than information relating to the Company and its affiliates.

2.3 The Sponsor has obtained all necessary approvals, consents, licenses and registrations from any governmental entity or any other person or entity necessary to perform its obligations hereunder and shall maintain all such approvals, consents and registrations in full force and effect during the term of this Agreement and the performance of such obligations will not, in any material respect, contravene or result in a breach of any provision of its certificate of incorporation, by-laws or other organizational document or any agreement, instrument, order, law or regulation binding upon it.

2.4 All Offering Materials provided by the Sponsor to the Company comply in all material respects with all requirements of applicable law.

2.5 The Sponsor has complied and will comply in all material respects with all applicable federal and state securities laws in connection with the offering of the securities. In connection with the offer and sale of securities pursuant to this Agreement, the Sponsor has not published, distributed, issued, posted or otherwise used or employed and shall not publish, distribute, issue, post or otherwise use or employ any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act (as defined herein) (“General Solicitation”) other than with the express prior written consent of ACLP and in compliance with Rule 506 under the Securities Act.

2.6 At the time of the issuance of an Offering, the Sponsor will have authorized and issued the securities. Upon payment, the securities will be fully paid, non-assessable, and will conform to the description contained in the Offering Materials.

2.7 The Sponsor is not required, and upon the issuance and sale of the securities as herein contemplated and the application of the net proceeds therefrom, or upon any other activities of the Sponsor, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

2.8 As of the Effective Date and at the time of any Offering (each, an “Applicable Date”), none of the Sponsor, any of its predecessors, any director, executive officer, other officer of the Sponsor participating in the Sponsor’s private offering or any beneficial owner of 20% or more of the Sponsor’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), but specifically excluding the Company, any Selling Group Member and/or any of their respective affiliates, directors, officers or representatives) connected with the Sponsor in any capacity at the time of sale, nor the Company’s manager/general partner(s) or any director, executive officer or other officer of the manager or general partner(s), as applicable, participating in the Offering (each, an “Sponsor Covered Person” and, together, “Sponsor Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to 506(d)(1)(viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or Rule 506(d)(3) under the Securities Act. The Sponsor has exercised reasonable care to determine: (i) the identity of each person that is a Sponsor Covered Person and (ii) whether any Sponsor Covered Person is subject to a Disqualifying Event. The Sponsor has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act and has furnished to the Company a copy of any disclosures provided thereunder.

2.9 With respect to each Sponsor Covered Person, the Sponsor has established procedures reasonably designed to ensure that the Sponsor receives notice from each such Sponsor Covered Person of: (i) any Disqualifying Event relating to that Sponsor Covered Person and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to that Sponsor Covered Person, in each case, occurring up to and including, the last date on which securities are offered in the Offering.

2.10 The Sponsor is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business requires such qualification, except where the failure to do so would not result in a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Sponsor taken as a whole (an “Sponsor Material Adverse Effect”).

2.11 To the knowledge of the Sponsor, there is no action, suit, proceeding, inquiry, or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Sponsor, threatened against or affecting the Sponsor (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the securities or the consummation of the transactions contemplated by this Agreement, or (iii) which could reasonably be expected to result in an Sponsor Material Adverse Effect.

2.12 Neither the Sponsor nor any of its subsidiaries is in violation of its certificate of formation, limited liability company agreement and other organizational and operating documents. The execution and delivery of this Agreement, the issuance, sale and delivery of the securities, and the performance of this Agreement, do not and will not, in any material respect, conflict with or violate the terms of or constitute or result in a breach of or default under or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Sponsor’s or any of its subsidiaries’ certificate of formation, limited liability company agreement or limited partnership agreement, as applicable, or other organizational documents; (ii) any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Sponsor or any subsidiary is a party or by which the Sponsor, any of its subsidiaries or any of its or their properties is bound; (iii) any law, rule or regulation applicable to the Sponsor promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of FINRA, or any state securities law of any state in which the Sponsor or any of its subsidiaries is, or is required to be, qualified to transact business or as may be required by subsequent events which may occur; or (iv) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Sponsor , any of its subsidiaries or any of its or their properties, except to the extent that any conflict with, violation of, breach of or default under (i) through (iv) above have not and would not reasonably be expected to result in a Sponsor Material Adverse Effect.

2.13 The representations and warranties made in this Section 2 are made as of the date of this Agreement and will be continuing representations and warranties throughout the Term. In the event that any of these representations or warranties becomes untrue or is incorrect, the Sponsor will immediately notify ACLP in writing of the fact which makes the representation or warranty untrue or incorrect.

3. Duties and Obligations of the Sponsor. The Sponsor agrees that:

3.1 The Sponsor will deliver to ACLP the Offering Materials, including any amendments, supplements, or appendices, as ACLP may reasonably request for the purposes contemplated by federal and applicable state securities laws. The Sponsor will also deliver to ACLP copies of any printed sales literature or other materials as it may reasonably request in connection with an Offering.

3.2 The Sponsor will comply with all requirements imposed upon it by the rules and regulations of the SEC, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of securities, in accordance with the provisions of this Agreement and the Offering Materials and will amend or supplement any Offering Materials in order to make the Offering Materials comply with the requirements of federal and applicable state securities laws and regulations.

3.3 The Sponsor will notify the Company in writing, prior to any offering of securities offered pursuant to the Offering, of: (i) any Disqualifying Event relating to any Sponsor Covered Person and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to any Sponsor Covered Person.

3.4 If at any time any event occurs as a result of which the Offering Materials would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements not misleading, the Sponsor will immediately notify ACLP, correct such statement or omission, and deliver to ACLP as many copies of such amendment or supplement to the Offering Materials as ACLP may reasonably request.

3.5 The Sponsor will apply the net proceeds from an Offering in the manner set forth in the Offering Materials.

3.6 Subject to ACLP’s actions and the actions of others in connection with an Offering, any affiliated Sponsor will comply with all requirements imposed upon it by Rule 506 or other applicable federal or state securities laws. Upon request, the Sponsor will provide ACLP with a copy of any documents filed by the Sponsor in connection with any such exemption.

3.7 The Sponsor agrees that it will submit to ACLP any documents to be filed with the SEC for advanced review and approval. The Sponsor will not submit any documents to the SEC listing ACLP as the broker-dealer on an Offering unless it has written approval from ACLP. Any such documents must be substantially in the form ACLP approves. The Sponsor will notify ACLP immediately upon submission to the SEC.

3.8 In order to use electronic delivery for documents pertaining to an Offering, the Sponsor will:

3.8.1 Provide a form of consent to electronic delivery to be signed by prospective investors; and

3.8.2 Comply with Sections I(A)1 (b) – (e), I(A)2(d), I(B)2, and I(C), (E), (G), (H), (I) and (J) of the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures.

3.9 In order to use electronic signatures, the Sponsor will (i) retain electronically signed documents in compliance with applicable laws and regulations, (ii) not condition participation in an Offering on the use of electronic signatures, and (iii) provide a form of consent to electronic signatures to be signed by prospective investors.

3.10 The Sponsor will either pay all commissions directly to ACLP or agree to allow ACLP to withhold commissions from distributions of Gross Proceeds; provided, however, that ACLP shall not withhold or self-deduct any commissions from distributions of Gross Proceeds unless and until ACLP has first delivered to the Sponsor a written reconciliation of the fees, commissions, and other amounts claimed to be owed against the terms of this Agreement and the applicable Deal Sheet, in reasonable detail, and the Sponsor has agreed in writing to such reconciliation. In the event the Sponsor disputes any amount set forth in a reconciliation, ACLP may withhold only the undisputed portion, and the parties shall cooperate in good faith to promptly resolve any disputed amounts.

4. Representations and Warranties of ACLP. ACLP represents and warrants to the Sponsor as of the date hereof and as of each date that securities are sold hereunder:

4.1 ACLP is a duly organized Delaware Limited Partnership in good standing and has all requisite power and authority to enter into this Agreement.

4.2 This Agreement, when executed by ACLP, is duly authorized and is a valid and binding agreement of ACLP, enforceable in accordance with its terms.

4.3 The consummation of the transactions contemplated in this Agreement will not result in a material breach or violation of any order directed to ACLP by any court, FINRA, or any federal or state regulatory body or administrative agency having jurisdiction over ACLP or its affiliates.

4.4 ACLP is, and during the Term of this Agreement will remain duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing with FINRA, and a broker or dealer duly registered as a broker-dealer in any state where offers are made by ACLP. ACLP will comply in all material respects with all applicable laws, regulations, requirements, and rules of the Securities Act, the Exchange Act, applicable state law, and FINRA. ACLP has all required licenses and permits necessary to carry out such Services.

4.5 This Agreement, or any supplement or amendment hereto, may be filed by the Sponsor with the SEC or FINRA, if such filing should be required, and may be filed with and may be subject to the approval of any applicable federal and applicable state securities regulatory agencies, if required.

4.6 No agreement will be made by ACLP with any person permitting the resale, repurchase, or distribution of the Securities purchased by such person.

4.7 With respect to its participation and the participation by each Selling Group Member in the offer and sale of the securities (including, without limitation any resales and transfers of the securities), ACLP agrees, and, by virtue of entering into a Selling Agreement, each Selling Group Member shall have agreed, to comply in all material respects with all applicable requirements of (i) the Securities Act, the Exchange Act, the rules and regulations promulgate under the Securities Act and the Exchange Act and all other federal rules and regulations applicable to an Offering and the sale of the securities, (ii) applicable state securities or “blue sky” laws, and (iii) with respect to Participating Dealers, the rules set forth in the FINRA rulebook applicable an Offering, including but not limited to rules promulgated by FINRA, the National Association of Securities Dealers and the New York Stock Exchange. ACLP shall obtain written consent from the Sponsor prior to executing a Participating Dealer Agreement with a Participating Dealer or a Participating Advisor Agreement with a Participating RIA (each agreement, a “Selling Agreement”) that materially deviates from the form attached as Exhibit A and Exhibit B, respectively, and to the extent such Selling Agreement is consented to and executed, ACLP shall provide to the Sponsor a copy of such agreement and a summary of such deviations in form reasonably acceptable to the Sponsor.

4.8 ACLP has established and implemented anti-money-laundering compliance programs (“AML”), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the USA PATRIOT Act of 2001.

4.9 None of ACLP, any of its predecessors, any director, executive officer, other officer of ACLP in the Offering or any beneficial owner of 20% or more of ACLP’ outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act, but specifically excluding the Sponsor , the Sponsor’s manager or general partner(s), as applicable, and/or any of their respective affiliates, directors, officers or representatives) connected with ACLP in any capacity at the time of sale, participating in an Offering (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to 506(d)(1)(viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or Rule 506(d)(3) under the Securities Act. ACLP has exercised reasonable care to determine: (i) the identity of each person that is a Dealer Manager Covered Person and (ii) whether any Dealer Manager Covered Person is subject to a Disqualifying Event. ACLP has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act and has furnished to the Sponsor a copy of any disclosures provided thereunder.

4.10 With respect to each Dealer Manager Covered Person, ACLP has established procedures reasonably designed to ensure that ACLP receives notice from each such Dealer Manager Covered Person of: (i) any Disqualifying Event relating to that Dealer Manager Covered Person and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to that Dealer Manager Covered Person, in each case, occurring up to and including, the last date on which securities are offered in an Offering.

5. Duties and Obligations of ACLP.

5.1 ACLP will serve in a “best efforts” capacity during the performance of the Services. ACLP may perform Services as an agent, but all sales will be made by the Sponsor, acting through ACLP as an agent, and not by ACLP as a principal. ACLP will not have any authority to appoint any person or other entity as an agent or sub-agent of ACLP or the Sponsor, except to appoint Selling Group Members as set forth herein.

5.2 ACLP will provide independent due diligence services with respect to the material information and representations contained in the Offering Materials. ACLP will provide feedback to the Sponsor with respect to any Offering Materials. ACLP will promptly bring to the attention of the Sponsor any circumstance or fact that causes ACLP to believe the Offering Materials, any other literature distributed pursuant to an Offering, or any information supplied by prospective investors in their subscription materials may be inaccurate or misleading.

5.3 ACLP will notify the Sponsor in writing, prior to any offering of securities of: (i) any Disqualifying Event relating to any Dealer Manager Covered Person not previously disclosed to the Sponsor in accordance with Section 4.10 above and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to any Dealer Manager Covered Person.

5.4 ACLP will not execute any transaction in which an investor invests into an Offering in a discretionary account without prior written approval of the transaction by the investor.

5.5 ACLP will comply in all material respects with the subscription procedures and plan of distribution set forth in the Offering Materials.

5.6 In the event ACLP receives any customer funds for the Securities, ACLP will transmit such customer funds not later than noon of the next business day, following receipt of such funds.

5.7 In its activities in connection with the offer and sale of securities, ACLP has complied, and shall comply, in all material respects with applicable (i) federal, state and local securities laws, and any other applicable laws relating to the placement of securities, and (ii) applicable requirements of other governmental, regulatory and self-regulatory authorities and organizations having jurisdiction over an Offering, including those relating to anti-money laundering activities (including collection of required “know your customer” information from purchasers of securities).

5.8 ACLP will process all commissions that are to be reallowed to the Selling Group Members.

5.9 ACLP will terminate an Offering upon request of the Sponsor at any time and will resume an Offering upon subsequent request of the Sponsor.

5.10 ACLP will:

5.10.1 Maintain written policies and procedures covering the use of electronic offering documents;

5.10.2 Store the electronic offering documents in a non-rewriteable and non-erasable format;

5.10.3 Take prompt action in the event of a security breach to (i) identify and locate the breach, (ii) secure the affected information, (iii) suspend the use of the particular device or technology that has been compromised until information security has been restored, and (iv) provide notice of the security breach to any investor whose confidential personal information has been improperly accessed in connection with the security breach. Compliance with this item after the discovery of a security breach or any other breach of personal information will not substitute or in any way affect other requirements or obligations, including notification, imposed on ACLP pursuant to applicable laws, regulations, or standards. ACLP will require each Selling Group Member in its Selling Agreement (if it uses electronic signatures in connection with an Offering), to:

5.10.4 Receive a prospective investor’s prior, informed consent to obtain the use of electronic signatures in the form provided by the Sponsor; and

5.10.5 Comply with all of the provisions of the Policy Regarding Use of Electronic Signatures included in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures.

5.11 ACLP will maintain written policies and procedures covering the use of electronic signatures.

5.12 ACLP will prepare and file required FINRA filings.

5.13 ACLP may provide the Broker-Dealer of Record Services for investments from RIAs.

5.14 ACLP may provide additional services if indicated on an executed Deal Sheet.

6. Compensation. Subject to Section 1.1, as compensation for services rendered by ACLP under this Agreement, ACLP will be entitled to receive the following fees from the Sponsor: provided, however, that no fees, commissions, or other compensation shall be payable to ACLP with respect to any investment by an investor that was sourced, identified, or introduced by the Sponsor or its affiliates without the involvement of ACLP or any Selling Group Member (“Sponsor-Sourced Investors”):

6.1 Managing Broker-Dealer Fee: The Sponsor will pay ACLP the Managing Broker Dealer Fee outlined in the Deal Sheet payable out of Gross Proceeds as compensation for the Services.

6.2 Retail Commissions: If stated in an executed Deal Sheet, the Sponsor will pay the Retail Commissions and Allowances to ACLP as set forth in the Deal Sheet.

6.3 Wholesale Commissions: If stated in an executed Deal Sheet, the Sponsor will pay the Managing Dealer Fee to ACLP in the amount detailed in the Deal Sheet.

6.4 Filing Fee: If indicated on the Deal Sheet, the Sponsor will pay ACLP the Filing Fee for each filing of Form D, state blue sky notices, or 5110, as applicable. The Sponsor agrees to pay any additional filing fees associated with any filings under this Agreement.

6.5 ACLP may also sell an Offering as a Selling Group Member, thereby becoming entitled to selling commissions; provided that ACLP shall disclose to any prospective investors when it is acting as a Selling Group Member its dual role as both the exclusive managing dealer and as a Selling Group Member, including that it may receive fees and/or commissions in both roles, and require such prospective investors to consent to the same prior to accepting an investment.

6.6 The Sponsor will pay ACLP, for sales of securities, a marketing and due diligence allowance of up to 1.0% of the Total Sales, not to exceed $[*] in the aggregate, which ACLP may reallow to the Selling Group Members; provided that such allowance shall be payable only against reasonable documentation of the marketing and due diligence expenses actually incurred.

6.7 Overdue Fees under this Agreement and the Rep Supervision Appendix are subject to: (x) interest of 8.0% per annum or the maximum rate permissible by law, whichever is less; and (y) all costs of collection including attorney’s fees; provided that the total amount that ACLP is entitled to for overdue Fees, including interest, costs, and attorney’s fees, may not exceed 8.0% of the aggregate overdue Fees giving rise to the claim.

6.8 Notwithstanding the foregoing provisions of this Section 6, the Sponsor reserves the right, in its sole discretion, to refuse to accept any or all Investment Agreements tendered by ACLP or to terminate the Offering at any time.

7. Conditions to Payment of Commissions, Allowances and Expense Reimbursements.

7.1 No selling commissions, allowances, expense reimbursements, or other compensation will be payable with respect to any Investment Agreements that are rejected by the Sponsor. No selling commissions, allowances, expense reimbursements, or other compensation will be payable to ACLP with respect to any sale of an Offering by ACLP unless and until such time as the Sponsor has received the total proceeds of any such sale.

7.2 Except as provided in Section 17, all other expenses incurred by ACLP in the performance of its obligations, including, but not limited to, expenses related to the Offering and any attorneys’ fees, will be at ACLP’s sole cost and expense. This limitation will apply even if the Sponsor does not consummate an Offering.

8. Offering. An Offering must be at the offering price and upon the terms and conditions set forth in the Offering Materials.

9. Reserved.

10. Indemnification.

10.1 To the extent permitted by applicable law, the Sponsor shall indemnify, defend and hold harmless ACLP, each Selling Group Member and each of their respective officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls ACLP or a Selling Group Member within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “ACLP Indemnified Persons”) from and against any losses, claims, damages or liabilities, joint or several (“Losses”), to which any ACLP Indemnified Person may become subject insofar as such Losses arise out of or are based upon: (i) any (1) untrue statement or alleged untrue statement of a material fact contained in any Offering Materials or (2) omission or alleged omission of a material fact required to be stated in any Offering Materials or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any material breach by the Sponsor of a representation, warranty, covenant or agreement made by the Sponsor in this Agreement; or (iii) any material failure by the Sponsor to perform its obligations hereunder or to comply with state or federal securities laws applicable to an Offering. Notwithstanding the foregoing, the Sponsor shall not be obligated to indemnify any ACLP Indemnified Person for Losses to the extent such Losses arise out of or are based upon: (a) an untrue statement or alleged untrue statement of material fact, or an omission or alleged omission of material fact, in any written information furnished by or on behalf of ACLP or any Selling Group Member for inclusion in the Offering Materials; or (b) as determined by a court of competent jurisdiction, the fraud, willful misfeasance, gross negligence, or material breach of any representation, warranty, covenant or agreement in this Agreement by ACLP, any Selling Group Member, or any of their respective affiliates, agents or representatives. The Sponsor’s indemnity obligations with respect to any Selling Group Member and its related ACLP Indemnified Persons are conditioned upon such Selling Group Member being bound by corresponding indemnification and contribution obligations to the Sponsor under its Selling Agreement. In no event shall the Sponsor’s aggregate obligation to indemnify the ACLP Indemnified Persons for reasonable attorneys’ fees and the reasonable costs of investigation and defense of such claims exceed $50,000.00.

10.2 To the extent permitted by applicable law, ACLP will indemnify, defend and hold harmless the Sponsor and each of its officers, directors, shareholders, principals, employees, members, managers, partners, affiliates, agents and representatives, and each person, if any, who controls the Sponsor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Sponsor Indemnified Persons”) against all Losses to which any Sponsor Indemnified Person may become subject insofar as such Losses arise out of or are based upon: (i) any action or omission by ACLP or any other Dealer Manager Covered Person in connection with the performance of its duties under this Agreement that is determined by a court of competent jurisdiction to have constituted fraud, willful misconduct or gross negligence, (ii) a material breach by ACLP or any other Dealer Manager Covered Person of any representation, warranty or covenant made by it pursuant to this Agreement, (iii) any material failure by ACLP or any other Dealer Manager Covered Person to perform its obligations hereunder or a material breach by ACLP or any other Dealer Manager Covered Person of applicable securities laws or regulations, or (iv) any (1) untrue statement or alleged untrue statement of material fact contained in any Offering Materials or (2) omission or alleged omission of a material fact required to be stated in any Offering Materials or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, in each case described in this clause (iv) to the extent, but only to the extent, that such untrue statement or alleged untrue statement of material fact or omission or alleged omission of a material fact was made in reliance upon and substantially in conformity with written information that was furnished to the Sponsor by ACLP specifically for use with reference to ACLP in the preparation of and inclusion in the Offering Materials. Notwithstanding the foregoing, ACLP shall not be obligated to indemnify any Sponsor Indemnified Person for Losses to the extent such Losses arise out of or are based upon: (a) an untrue statement or alleged untrue statement of material fact, or an omission or alleged omission of material fact, in any written information furnished by or on behalf of Sponsor; or (b) as determined by a court of competent jurisdiction, the fraud, willful misfeasance, gross negligence, or material breach of any representation, warranty, covenant or agreement in this Agreement by Sponsor or any of its respective affiliates, agents or representatives. In no event shall ACLP’s aggregate obligation to indemnify the Sponsor Indemnified Persons for reasonable attorneys’ fees and the reasonable costs of investigation and defense of such claims exceed $50,000.00.

10.3 By virtue of entering into a Selling Agreement, each Selling Group Member severally will agree to, and shall, indemnify, defend and hold harmless the Sponsor, ACLP and each of their respective officers, directors, shareholders, principals, employees, members, managers, partners, affiliates, agents and representatives, and each person, if any, who controls the Sponsor or ACLP within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any Losses to which any such person may become subject, as more fully described in each Selling Agreement.

10.4 Promptly after receipt by an ACLP Indemnified Person or a Sponsor Indemnified Person (each, an “Indemnified Person” and collectively, “Indemnified Persons”) under this Section 10 of notice of any claim or the commencement of any action, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 10 (each an “Indemnifying Party”), notify such Indemnifying Party in writing of the claim or the commencement of that action; provided, that, the failure to notify the Indemnifying Party will not relieve such Indemnifying Party from any liability which it may have to an Indemnified Person unless such failure materially affects or prejudices such Indemnifying Party. If any such claim or action is brought against any Indemnified Person, and an Indemnifying Party is notified thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified party, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (which consent may not be unreasonably withheld or delayed). After notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Person under this Section 10 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs of investigation in connection with the defense. The Indemnified Person will have the right to employ its own counsel in any such action, provided that the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Person unless (i) the employment of counsel by the Indemnified Person has been authorized in writing by the Indemnifying Party, (ii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Person) between the Indemnified Person and the Indemnifying Party (in which case the Indemnifying Party will not have the right to assume the defense of such action on behalf of the Indemnified Person) or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Party or Parties. No compromise or settlement of any claim may be effected by an Indemnifying Party without the Indemnified Person’s prior consent, unless (i) such compromise or settlement does not include a finding or admission by the Indemnified Person of any violation of any law, rule or regulation or any violation of the rights of any person, (ii) each Indemnified Person is unconditionally released from all liability arising therefrom, and (iii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

11. Contribution.

11.1 If the indemnification provided for in Section 10 is for any reason unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount of such Losses actually incurred by such Indemnified Person, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor, ACLP and Selling Group Member, respectively, from the offer and sale of the securities pursuant to this Agreement and any Selling Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Sponsor, ACLP and Selling Group Member, respectively, in connection with the statements or omissions which resulted in such Losses.

11.2 The relative benefits received by the Sponsor, ACLP and Selling Group Member, respectively, in connection with the offer and sale of the securities pursuant to this Agreement and any Selling Agreement shall be deemed to be in the same respective proportion as the total net proceeds from an Offering (before deducting expenses) received by the Sponsor, and the total selling commissions and wholesale fees received by ACLP and Selling Group Member, respectively, bear to the aggregate initial price of the securities as set forth in the Offering Materials.

11.3 The relative fault of the Sponsor, ACLP , and any Selling Group Member, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Sponsor, ACLP or such Selling Group Member, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission (as finally determined by a court of competent jurisdiction).

11.4 The Sponsor, ACLP and each Selling Group Member (by virtue of entering into a Selling Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 11. The aggregate amount of Losses incurred by an Indemnified Person and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

11.5 For the purposes of this Section 11, ACLP Indemnified Persons shall have the same rights to contribution of ACLP, and the Sponsor’s Indemnified Persons shall have the same rights to contribution of the Sponsor. The Selling Group Members’ obligations to contribute pursuant to this Section 11 are several in proportion to the number of securities sold by each such Selling Group Member and not joint.

11.6 Notwithstanding the provisions of this Section 11, the Selling Group Member shall not be required to contribute any amount by which the total price at which the securities sold to the public by a Selling Group member exceeds the amount of any damages which the Selling Group Member would have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

11.7 No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

12. Confidentiality. No party hereto shall use any confidential information relating to another party’s business, operation, clients, systems and technology provided by such other party provided in connection with the transactions contemplated by this Agreement (“Confidential Information”) for any purpose other than as permitted or required for the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, ACLP will not use any Confidential Information provided by the Sponsor or its affiliates pursuant to this Agreement in connection with the performance by ACLP of services for other parties or for any reasons other than in connection with providing the services contemplated hereunder. Each party agrees not to disclose to any person any Confidential Information of any party hereto without the express written consent of such other party, except (i) to officers, directors, principals, managers, members, employees, designees, advisors, service providers or agents of such party who have a need to know such information in the course of performing their obligations hereunder; provided, that, such officers, directors, principals, managers, members, employees, designees, advisors, service providers or agents retain the confidentiality of Confidential Information in accordance with this Agreement, (ii) as may be required by applicable laws, regulations, or order of any court or governmental or regulatory (including self-regulatory) body to whose supervisory authority such Party is subject and (iii) with respect to the Sponsor, disclosure of investor information that is otherwise required by applicable law in connection with the placement of the securities and the management of investor relations of the Sponsor. Each Party agrees to take all reasonable measures (including, without limitation, measures taken by such Party to safeguard its own Confidential Information) to prevent any such disclosure by its employees, designees, advisors, service providers and agents. Confidential Information shall not include information that (i) was already in the public domain or known to a Party at the time of its disclosure by another Party; (ii) is hereafter publicly disclosed, except information disclosed in violation of this Section 12; or (iii) is obtained by a party to this Agreement from a third party (a) whom such party to this Agreement does not know to have violated, or to have obtained such information in violation of, any confidentiality obligation (whether contractual, fiduciary or otherwise) owed to another party to this Agreement with respect to such information, and (b) who does not require such party to refrain from disclosing such information. Notwithstanding the foregoing, each party and each party’s employees, representatives and other agents, may disclose to their advisors (including, without limitation, their attorneys and accountants) or to the U.S. Internal Revenue Service or other U.S. taxing authority, without limitation of any kind, the U.S. federal and state income and franchise tax treatment and U.S. federal and state income and franchise tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure to the extent relevant to understanding the tax treatment and tax structure of such transactions.

13. Disclaimers; Limitations of Liability

13.1 Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH ABOVE, THE SERVICES ARE PROVIDED “AS IS.” ACLP DISCLAIMS ALL WARRANTIES: EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD-PARTY RIGHTS. OTHER THAN AS SET FORTH HEREIN, ACLP DOES NOT WARRANT THAT THE SERVICES WILL MEET THE ISSUER’S REQUIREMENTS. THE ISSUER ACKNOWLEDGES THAT UNDER NO CIRCUMSTANCES DOES ACLP REPRESENT OR WARRANT THAT THE ISSUER’S OR AN AFFILIATED ISSUER’S GOALS FOR AN OFFERING WILL BE MET. ACLP IS NOT RESPONSIBLE FOR THE ACCURACY OR COMPLETENESS OF INFORMATION PROVIDED BY OR ON BEHALF OF THE ISSUER.

13.2 Limitations of Liability. EXCEPT AS PROVIDED IN SECTION 13.3, AND EXCEPT TO THE EXTENT PROHIBITED BY LAW:

A PARTY HAS NO LIABILITY TO THE OTHER PARTY OR TO THIRD PARTIES FOR SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, LOSS OF BUSINESS, LOSS OF PROFITS OR REVENUE, GOODWILL, OR SAVINGS, OR DAMAGE TO, LOSS OF, OR REPLACEMENT OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE SERVICES) RELATING IN ANY MANNER TO THE SERVICES (WHETHER ARISING FROM CLAIMS BASED IN CONTRACT, TORT, OR OTHERWISE), EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM OR DAMAGE; AND THE DISCLAIMERS AND LIMITATIONS CONTAINED IN THIS SECTION 13 ARE A FUNDAMENTAL PART OF THE BASIS OF THE BARGAIN HEREUNDER, AND ACLP WOULD NOT PROVIDE THE SERVICES TO ISSUER AND ISSUER WOULD NOT ENGAGE ACLP’ SERVICES WITHOUT THEM.

13.3 Exclusions. The limitations of liability set forth in Section 13.2 do not apply to a party’s: (i) obligations under Section 10 (Indemnification); (ii) obligations under Section 15 (Privacy Act); and (iii) fraud, gross negligence, or intentional misconduct. ACLP’s liability is limited as follows: ACLP’s ENTIRE LIABILITY FOR SERVICES UNDER THIS AGREEMENT IS LIMITED TO THE TOTAL FEES RECEIVED BY ACLP UNDER THIS AGREEMENT FOR PROVIDING THE SERVICES. The Sponsor’s liability is limited as follows: THE SPONSOR’S ENTIRE LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE LESSER OF (a) THE TOTAL FEES DUE TO ACLP UNDER THIS AGREEMENT FOR PROVIDING THE SERVICES OR (b) ONE MILLION DOLLARS ($1,000,000.00) IN THE AGGREGATE FOR THE TERM OF THIS AGREEMENT.

14. Compliance. All actions, direct or indirect, by ACLP and its agents, members, employees, and affiliates will conform to (i) requirements applicable to broker-dealers under federal and applicable state securities laws, rules, and regulations, including without limitation the Securities Act, the Exchange Act, and the Investment Advisers Act, and (ii) applicable requirements and rules of FINRA.

15. Privacy Act. To protect Customer Information (as defined below) and to comply with the requirements of the Gramm-Leach-Bliley Act, relevant state and federal regulations pursuant, and state privacy laws, the parties wish to agree to the following confidentiality and non-disclosure obligations:

15.1 “Customer Information” means any information contained on a customer’s investment documentation or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information includes, but is not limited to, name, address, telephone number, social security number, health information, and personal financial information (which may include consumer account number).

15.2 The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations (collectively, the “Privacy Laws”). Any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation, or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

15.3 The parties will establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control, which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will promptly notify the other party.

15.4 The provisions of this Section 15 will survive the termination of this Agreement.

16. Survival. Except as the context otherwise requires, all representations, warranties, and agreements contained in Sections 10, 11, 12, 13, 15, and 20 of this Agreement will survive the termination of this Agreement.

17. Costs of the Offering. Except for the compensation payable to ACLP and the allowances and reimbursements described in Section 6, which are the sole obligations of the Sponsor or its affiliates, ACLP will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for ACLP to remain in compliance with any applicable federal, state, or FINRA laws, rules, or regulations in order to participate in an Offering as a broker-dealer, and the fees and costs of ACLP’s counsel. The Sponsor agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of an Offering under federal and state securities laws, including fees and disbursements of the Sponsor’s counsel and ACLP’s counsel as it relates to an Offering, and all costs of reproduction and distribution of the Offering Materials and any amendment or supplement thereto; provided that reimbursable fees and disbursements to ACLP’s counsel shall be capped at $40,000.00.

18. Term. The Term of this Agreement will commence on the Effective Date and continues until the earlier of (i) termination of all outstanding Deal Sheets and (ii) termination pursuant to Section 19 below.

19. Termination.

19.1 This Agreement is terminable:

19.1.1 by mutual agreement of the parties;

19.1.2 by the non-breaching party, for the other party’s material breach of this Agreement: (x) upon ten (10) days’ written notice if the breach is curable and remains uncured at the end of the notice period; or (y) immediately, upon written notice, if the breach is not curable in the reasonable discretion of the non-breaching party.

19.1.3 by the non-breaching party for the other party’s material breach relating to its obligations under Section 15 of this Agreement;

19.1.4 by either party as required by applicable law;

19.1.5 by one party if the other party is subject to a Bankruptcy Event; or

19.1.6 by either party if it determines, in its reasonable discretion, that the other party is unable to solicit securities due to a violation of law, rule, or regulation.

19.1.7 by the Sponsor, upon thirty (30) days’ prior written notice to ACLP, if no Deal Sheet has been mutually executed and closed during any consecutive six (6) month period during the Term.

19.2 Such termination will not affect the indemnification agreements set forth in Section 10 or the contribution agreements set forth in Section 11.

20. Waiver of Jury Trial; Consent to Jurisdiction; Arbitration; Governing Law.

20.1 EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved in Jersey City, New Jersey.

20.2 Subject to applicable law, any dispute, controversy or claim arising out of or relating to this Agreement that cannot be settled through good faith negotiation shall be settled by arbitration in accordance with the then current American Arbitration Association Commercial Arbitration Rules by a sole arbitrator agreed upon by the parties (or, if the parties are unable to so agree, such arbitrator shall be selected as otherwise provided in such rules). The arbitration shall be governed by the United States Arbitration Act, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be located in Jersey City, New Jersey. The expenses of arbitration shall be borne by the party that does not substantially prevail on the matters at issue, provided that if no party substantially prevails on the matters at issue, the expenses of arbitration shall be shared equally between the parties. The parties hereby irrevocably agree to settle or resolve any dispute under this agreement by arbitration as described above. This Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles.

21. Severability. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement will be considered valid and operative and (ii) effect will be given to the intent manifested by the portion held invalid or inoperative.

22. Counterparts; Electronic Delivery. This Agreement may be executed in 2 or more counterparts and may be executed and/or delivered by way of electronic means (such as facsimile, PDF, Adobe Sign) each of which will be deemed to be an original, and together which will constitute one and the same instrument.

23. Notices.

23.1 The parties will provide notice under this Agreement in writing in one of the following ways: (i) by personal delivery or overnight delivery, which is effective immediately upon delivery; (ii) by certified mail, return receipt requested, which is effective three (3) business days after notice is sent; or (iii) by email, which is effective one (1) business day after the date successfully sent (subject to the notifying party providing proof of successful transmission upon request).

23.2 ACLP will send notice to the Sponsor to the address specified in the applicable Deal Sheet and the Sponsor will send notice to ACLP as follows:

ACLP Attention: Amy Kelly

10 Drs James Parker Blvd., Ste.202

Red Bank, NJ 07701

24. Waiver. A waiver by any party of a provision or right under this Agreement does not constitute a waiver of any other provision or right under this Agreement.

25. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the services anticipated under this Agreement. This Agreement may not be modified or amended, except by written agreement of the parties.

26. Confirmation. The Sponsor agrees to notify ACLP and the Selling Group Members of the acceptance by the Sponsor of purchases in the Offering.

27. Due Diligence. The Sponsor will authorize a collection of information regarding an Offering, which collection the Sponsor may amend and supplement from time to time, to be delivered by ACLP to the Selling Group Members (or their agents performing due diligence) in connection with their due diligence review of an Offering. In the event a Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding an Offering, the Sponsor and ACLP will reasonably cooperate with such Selling Group Member to accommodate such request. All due diligence information received by ACLP or the Selling Group Members in connection with their due diligence review of an Offering is confidential and must be maintained as confidential and not disclosed by ACLP or the Selling Group Members except to the extent such information is disclosed in the Offering Materials.

28. Binding Agreement; Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the Selling Group Members to the extent set forth in Sections 2, 10 and 11 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any right, remedy or claim, except as otherwise specifically provided herein. Neither this Agreement, or any party’s rights or obligations hereunder, may be assigned by any party without the prior written consent of the other parties.

29. No Third-Party Beneficiaries. Except for the persons and entities not a party to this Agreement referred to in Sections 10 and 11, there shall be no third-party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities not a party to this Agreement referred to in Sections 10 and 11, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. For the avoidance of doubt, each Selling Group Member is a third-party beneficiary with respect to this Agreement and may enforce its rights, to the extent set forth herein, against any party to this Agreement.

30. Definitions.

“Advertising Materials” means, but is not limited to, websites, offering landing pages, emails, and all written materials about an Offering provided by Sponsor, or any party acting as Sponsor’s agent or on Sponsor’s behalf to Sponsor’s knowledge, to prospective investors, and all written materials that include a disclaimer stating that securities are offered through ACLP or otherwise mentions ACLP.

“Affiliate” means a person or entity controlling, controlled by, or under common control with that party.

“Agreement” means this Managing Broker-Dealer Agreement between the parties.

“Applicable Date” means as of the Effective Date and at the time of any performance of the Services.

“Bankruptcy Event” means a party becomes the subject of: (x) a petition in bankruptcy or any proceeding related to its insolvency, receivership, or liquidation, in any jurisdiction, that is not dismissed within sixty (60) days of its commencement; or (y) an assignment for the benefit of creditors.

“Deal Sheet” means the mutually-executed document which sets forth the Services for which_____is engaging ACLP and the corresponding pricing, as may be amended from time to time by mutual written agreement of the parties hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. “Fees” collectively means all fees Sponsor owes to ACLP under this Agreement.

“Gross Proceeds” means the aggregate proceeds received from the sale of Securities for which ACLP provides Services subject to a fully-executed Deal Sheet under this Agreement, excluding any proceeds attributable to investments by Sponsor-Sourced Investors (as defined in Section 6).

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Agreement” means the agreement that an investor signs to effectuate the purchase of Securities.

“Sponsor -Affiliated Representative” means a registered representative of ACLP who is also employed by the Sponsor or its Affiliate.

“Loss” means any and all loss, liability, claim, damage, and expense whatsoever. “Offering” means the Sponsor’s specific offer of securities for sale for which ACLP performs Services under this Agreement.

“Offering Materials” means all written or oral communications the Sponsor intends to provide a prospective investor related to an Offering, including, as applicable, the private placement memorandum, operating agreement, partnership agreement, Investment Agreement, and Advertising Materials, as approved by Sponsor the prior to such use.

“Offering Period” means the period of time for which ACLP provides Services for the Sponsor’s Offering. “Securities Act” means the Securities Act of 1933, as amended.

“Securities” means the debt or equity securities that the Sponsor makes available in an Offering.

“Services” means, collectively, all services that ACLP provides under this Agreement consisting of investment management, advisory and managing broker-dealer and distribution services on behalf of the Sponsor and its affiliates of the type customarily provided by Managing Dealers of similar investment products, including, but not limited to:

●	Assisting Sponsor in preparing and updating the Offering Materials and making available to any prospective Selling Group Member Offering Materials approved by the Sponsor;
●	Assisting Sponsor in the preparation and implementation of a marketing plan with respect to the Offering in accordance with applicable laws and regulations, including those in the jurisdiction of each prospective investor in Securities;
●	Using its “best efforts” to organize a Selling Group to arrange the placement of the Securities;
●	Distribute the Offering Materials to Selling Group Members and coordinate Selling Group Members’ due diligence trips, site visits, meetings with management, etc.;
●	File all sales material and marketing literature with the FINRA Advertising Regulation Department for review;
●	Comply, and cause each Selling Group Member by agreement to comply, with all applicable record keeping requirements under any applicable federal or state securities laws;
●	Remain (i) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) a member in good standing of FINRA, and (iii) a broker or dealer duly registered as such in those jurisdictions where ACLP is required to be registered in order to carry out the Offering as contemplated by this Agreement;
●	Conduct the Offering in a transaction or series of transactions intended to be exempt from the registration requirements under the Securities Act and will cause each Selling Group Member by agreement to conduct all of its offering and solicitation efforts inconformity with Rule 506 of Regulation D and all other applicable federal and state securities laws;
●	Timely furnish or cause to be furnished to the Sponsor upon request a complete list of all persons who have been offered the Securities by the Selling Group Members, including, without limitation, all information required for the Sponsor to comply with Regulation D and all other applicable federal and state securities laws;
●	Provide status reports to the Sponsor with respect to the Offering upon its commercially reasonable request; and
●	Provide such other information and execute and deliver such documents as the Sponsor may reasonably request to verify the accuracy of ACLP’s representations and warranties contained herein.

“Term” means the period of time during which this Agreement remains valid and is in effect.

[Remainder Intentionally Blank; Signature Page Below to Follow]

The parties’ authorized representatives execute this Managing Broker-Dealer Agreement as of the date first stated above.

COMPANY		SPONSOR

Alexander Capital, L.P.		PowerLink Digital Partners I, Inc.

By:		By:
Name:	Amy Kelly	Name:	William B Hoagland
Title:	Managing Director, Head of Alternatives	Title:	CEO

Signature Page to ACLP Managing Broker-Dealer Agreement with PowerLink Digital Partners I, Inc.

DEAL SHEET

This Deal Sheet, effective August 13, 2026, is between Alexander Capital, L.P. (“ACLP”), a Delaware Limited Partnership and PowerLink Digital Partners I, Inc., a (the “Sponsor”) and is incorporated by reference into the Managing Broker-Dealer Agreement between the parties effective August 13, 2026, the “Agreement”).

1. Offering Identification

a. Name of Offering:

b. Registration Exemption:

c. Maximum / Minimum Amount of Raise:

d. Is there a contingency for the first Escrow Release for the Offering?

e. Additional Deal Parameters:

f. Is ACLP providing Broker-Dealer of Record services for RIA Investments? Yes

2. Fee Summary

a. Summary of Fees for this Offering.

(i) Managing Broker-Dealer Fee: 1% of Gross Offering Proceeds

(ii) Selling BD Group Members: Managing Dealer Fee to MBD: 3% of Gross Proceeds

(iii) Selling RIA Group Members: Managing Dealer Fee Payable to MBD: 1% of Gross Proceeds

(iv) Monthly Distribution Infrastructure Fee: $2000, paid monthly upon execution of this MBD Agreement and payable upon execution of this MBD Agreement through the life of the equity raise.

b. Managing Broker-Dealer Services.

(i) The Managing Dealer Fee is a fee payable based on a percentage of the Gross Proceeds of each individual investment attributable to the Company as set forth in Section 2(a) of the Deal Sheet, above.

(ii) Company will perform Managing Broker-Dealer Services for this Offering. In addition to the Transaction Fee, Sponsor shall also remit to Company all applicable Retail Commissions and Retail Allowances, which Company will re-allow to Selling Group Members as set forth in its agreement with the Selling Group Members.

c. Regulatory Filing Services.

(i) ACLP shall file on Sponsor’s behalf all required federal and state filings, including notice filings at the cost set forth in Section 2(a) above.

d. Termination. Services under this Deal Sheet end upon the first occurrence of one of the following events:

(i) the Offering reaches its end date as set forth in the Offering Materials;

(ii) the Sponsor terminates the Offering on a date that is earlier than the end date as set forth in the Offering Materials;

(iii) upon 60 days’ written notice by the Sponsor or Company; or (iv) upon Company’s written notice to Sponsor of a Major Offering Impediment. Upon the occurrence of an event in the preceding sentence: (x) Company shall wind down its Services for the Offering, including corresponding with the escrow agent to facilitate proper distribution of funds; and (y) Sponsor shall cease use of all Offering Materials for the Offering that reference Company.

“Major Offering Impediment” means the following relating to an Offering: potential litigation, a violation of applicable law or regulation, a circumstance which would preclude an Offering from exemption from registration pursuant to Section 4(a)(2) of the Securities Act; a state or SEC sanction or investigation; or a circumstance that, when reasonably evaluated, creates a material adverse effect on Sponsor’s ability to raise capital in the Offering.

3. Other Terms, including Additional Services and Fees

a. Travel & Entertainment (T&E), conference, or marketing support incurred by MBD (ACLP) will be paid or reimbursed by the Sponsor and reimbursed through O&O of the Offering; provided, however, that such expenses shall be reasonable and shall not exceed $[*] in the aggregate per Offering without the Sponsor’s prior written approval, and ACLP shall provide reasonable documentation of all such expenses.

4. Sponsor Certifications

a. During the Offering and for six (6) months following the final closing of the Offering, the Sponsor agrees to notify Company of an Investor’s transfer or assignment of: (x) the Securities; or (y) any of the obligations or rights associated with the Securities.

b. The Sponsor represents and warrants all its associated persons participating in the sale of Securities that are not Sponsor-Affiliated Representatives: (x) are exempt from registration as a broker under the registration safe harbor provided by 17 C.F.R. 240.3a4-1; and (y) will remain exempt from registration as a broker by meeting the conditions and restricting participation in the Offering as set forth in 17 C.F.R. 240.3a4-1.

[Remainder Intentionally Blank; Signature Page Below to Follow]

The parties’ authorized representatives execute this Deal Sheet as of the date first stated above.

COMPANY		SPONSOR

Alexander Capital, L.P.		PowerLink Digital Partners I, Inc.

By:		By:
Name:	Amy Kelly	Name:	William B Hoagland
Title:	Managing Director, Head of Alternatives	Title:	CEO

Deal Sheet Signature Page (ACLP Managing Broker-Dealer Agreement with PowerLink Digital Partners I, Inc.